June 24, 1997




Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street N.W.
Washington, D.C. 20549


Dear Sirs:

We have read Items 4 and 7 included in the attached Form 8-K dated June 20, 1997, of Sport Supply Group, Inc. (the Registrant) filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

VP

Attachment

Copy to:
Mr. John P. Walker, Chief Financial Officer
Sport Supply Group, Inc.